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                                                                   EXHIBIT 23.12

                                    CONSENT

     The undersigned hereby consents to the use of its opinion letter dated July 22, 1996 to the Board of Directors of Seagull Energy Corporation in the Joint Proxy Statement/Prospectus forming a part of this Registration Statement on Form S-4 (this "Registration Statement") and to the references to such opinion and the undersigned in this Registration Statement. In giving such consent, the undersigned does not admit and it hereby disclaims that it comes within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations of the Securities and Exchange Commission promulgated thereunder (the "Rules and Regulations"), nor does the undersigned hereby admit and it hereby disclaims that it is an expert with respect to any part of this Registration Statement within the meaning of the term "expert" as used in the Securities Act or the Rules and Regulations.

August 9, 1996                            Donaldson, Lufkin & Jenrette
                                          Securities Corporation

                                          By:  /s/  GEOFFREY STERN

                                          --------------------------------------
                                          Name:  Geoffrey Stern
                                          Title:  Managing Director